UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                  ------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                February 6, 2006

                                 REMOTEMDX, INC.

             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-23153

                     Utah                                    87-0543981

        (State or other jurisdiction of             (IRS Employer Identification

                incorporation)                                   Number)

                           150 West Civic Center Drive
                                    Suite 400
                                Sandy, Utah 84070
               (Address of principal executive offices, Zip Code)

       Registrant's telephone number, including area code: (801) 563-7171

   Former name or former address, if changed since last report: Not Applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry Into a Material Definitive Agreement
Item 1.02     Termination of a Material Definitive Agreement
Item 2.03     Creation of a Direct Financial Obligation
Item 3.02     Unregistered Sales of Equity Securities
Item 5.03     Amendments to Articles of Incorporation or Bylaws
Item 8.01     Other Events
Item 9.01     Financial Statements and Exhibits

Issuance of Notes and Conversion of Notes into Series C Preferred Stock

         On February 6 and 17, 2006, RemoteMDx, Inc. (the "Registrant"), issued two promissory notes (the "Notes") in the aggregate principal amount of One Million Dollars ($1,000,000). Also, the Company received an additional One Hundred Sixty-nine Thousand One Hundred Twenty Dollars ($169,120),in connection with loans (the "Loans") by five additional lenders to the Registrant. The seven lenders are referred to herein collectively as the "Note Lenders." Copies of the Notes are attached as exhibits to this Report.

         Pursuant to the terms of the Notes and Loans, the principal balance and any accrued and unpaid interest in the amount of $1,169,120 was automatically converted at $1.68 per share into an aggregate of 695,906 shares of the Registrant's new Series C Convertible Preferred Stock. The terms of Series C Convertible Preferred Stock are discussed below under "Filing of Designation of Rights and Preferences."

         The Registrant used the funds loaned by the Note Lenders to pay down other outstanding debt of the Company, discussed below, and for general working capital.

         All of the Note Lenders are current shareholders of the Registrant.

         As noted previously in the Registrant's Quarterly Report for the quarter ended December 31, 2005, the Registrant has also received additional loans in the aggregate amount of One Million Dollars ($1,000,000) pursuant to notes which may convert into shares of the Registrant's Series C Preferred Stock, at the option of the holders of such notes. The holders of these notes are current shareholders of the Registrant.

         Copies of Press Releases dated March 23, 2006, and March 24, 2006, relating to the Note conversions into Series C Preferred Stock and other balance sheet initiatives are attached to this Report as Exhibits 99.3 and 99.4.

Repayment of Debt Instruments

         Between February 15, 2006, and March 22, 2006, the Registrant retired an aggregate of $600,000 of its outstanding debt obligations. The retirement of the obligations occurred through the repayment in cash of convertible bridge notes to five lenders (the "Convertible Bridge Note Lenders").

         The Registrant used funds loaned by the Note Lenders, discussed above, to repay the Convertible Bridge Notes.

Conversion of Convertible Debt Instruments into Common Stock

         Additionally, between February 15, 2006, and March 22, 2006, the Registrant received notices to convert an aggregate of $2,814,842 of convertible promissory notes (the "Convertible Promissory Notes"), convertible bridge notes (the "Convertible Bridge Notes"), and convertible debentures (the "Convertible Debentures") held by lenders in connection with the various instruments (collectively, the "Convertible Instrument Lenders"). The $2,814,842 converts into an aggregate of 6,161,671 shares of the Registrant's common stock. Specifically, the Registrant is required to issue 3,251,250 to five convertible promissory note lenders upon conversion of an aggregate of $1,350,000 in convertible promissory notes; 563,381 shares to one convertible bridge note investor upon conversion of $200,000 of convertible bridge notes; and 2,347,040 shares to 26 holders of convertible debentures upon conversion of an aggregate of $1,314,342 of convertible debentures.

         In each of these transactions, the securities will be issued to individuals or entities that are "accredited investors" as that term is used in Rule 501 under Regulation D of the Securities Act, and the issuance of the

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securities will be accomplished without registration under the Securities Act in reliance on the exemptions from the registration requirements of the Securities Act afforded by Section 4(2), including Rule 506 of Regulation D under the Securities Act.

         The resales of the shares of the Registrant's common stock by the holders of the Convertible Promissory Notes and the Convertible Bridge Notes are covered by a registration statement, SEC File No. 333-130947, in which such holders were named as selling stockholders. The Registrant will not receive any proceeds from the sales of such shares by those selling stockholders.

         The shares of the Registrant's common stock issued to the holders of the Convertible Debentures were restricted shares.

Amendment of Registrant's Articles of Incorporation; Filing of Designation of Rights and Preferences of Series C Convertible Preferred Stock

         On March 23, 2006, the Registrant filed its Articles of Amendment to the Articles of Incorporation of RemoteMDx, Inc., the amendment consisting of the Designation of Rights and Preferences of a new Series C Convertible Preferred Stock of the Registrant (the "Designation of Rights").

         Pursuant to the Designation of Rights, the Registrant created its Series C Convertible Preferred Stock (the "Series C Preferred Stock"). The terms and conditions of the Series C Preferred Stock include the following:

     Conversion

         Each share of Series C Preferred Stock is convertible into Common Stock, subject to adjustment, at the option of the holder, at any time.

         The number of shares of Common Stock into which each share of Series C Preferred Stock is convertible is determined by dividing the Series C Original Price per share ($1.68) by the Conversion Price, which initially shall be $0.56. The Conversion Price may be adjusted as described under "Antidilution Adjustments."

         Upon conversion, holders of Series C Preferred Stock shall be entitled to receive cash payment of any accrued dividends.

     Voting Rights

         Holders of shares of Series C Preferred Stock are entitled to one vote for each share of Common Stock into which the shares of Series C Preferred Stock would then be convertible. Holders of shares of Series C Preferred Stock are entitled to vote on all matters upon which holders of the Common Stock of the Company are entitled to vote.

         Holders of Series C Preferred Stock are entitled to elect, as a class, two directors to the Company's Board of Directors, which directors may be removed without cause only by the vote of the holders of the Series C Preferred Stock.

         Holders of shares of Series C Preferred Stock are entitled to one vote as a separate class on any matter affecting the Series C Preferred Stock as a class. Holders of Series C Preferred Stock shall be entitled to notice of any meeting of shareholders in accordance with the bylaws of the Company.

     Protective Provisions

         Without the affirmative vote or consent of the holders of at least a simple majority of the outstanding shares of Series C Preferred Stock, the Company may not:

         - increase the size of the Company's Board of Directors beyond seven members;
         -    complete a "sales transaction" (as defined in the Designation);
         - amend, change, or reclassify the rights or preferences of the Series C Preferred Stock;
         - amend the Company's Articles of Incorporation or Bylaws in a way that would have a material adverse impact on the rights or preferences of the Series C Preferred Stock;

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         -    create a class of securities on parity with or senior to the
              Series C Preferred Stock;
         -    redeem or repurchase any of the Company's equity securities; or
         - sell or issue any shares of the Series C Preferred Stock other than those sold or issued in connection with the original offering of the Series C Preferred Stock.

     Dividends

         An annual dividend of 8% of the original purchase price, plus all other accrued dividends, accrues annually, whether or not declared and is cumulative. Dividends are payable quarterly in arrears, and are payable either in cash or in additional shares of Series C Preferred Stock, at the exclusive option of the Company. Upon conversion of shares of Series C Preferred Stock, the holder is entitled to receive, in cash, payment of any accrued and unpaid dividends on the shares of Series C Preferred Stock converted.

     Liquidation

         The holders of the Series C Preferred Stock rank pari passu with the Registrant's Series A Preferred Stock and senior to the Registrant's Series B Preferred Stock and the Common Stock in the event of a liquidation, dissolution or winding up (a "Liquidation") and will be entitled to the amount of $1.68 per share of Series C Preferred Stock plus any accrued but unpaid dividends before any distributions to the holders of Common Stock and Series B or any future newly created series of preferred stock.

         A consolidation or merger (except where shareholders owning a majority of our voting rights continue to own a majority of the voting rights of the surviving entity) or a sale of all or substantially all of our assets, or a transaction or series of related transactions in which more than 50% of our voting power is disposed of, will be deemed to be a Liquidation for these purposes.

     Redemption

         The Registrant may redeem the Series C Preferred Stock at any time by giving holders of the Series C Preferred Stock at least 14 days written notice of redemption, subject to the rights of the holders to convert their Series C Preferred Stock into Common Stock prior to the date of redemption contained in the notice. The redemption price is the greater of (a) $4.00 per share or (b) 110% of the applicable conversion price of the Series C Preferred Stock on the date of redemption and is payable in cash under the terms established in the notice of redemption, consistent with the terms contained in the designation of rights and preferences of the Series C Preferred Stock.

     Antidilution Adjustments

         The Conversion Price will be adjusted for stock splits, combinations, recapitalizations, stock dividends, mergers or consolidations in which the Company is not the surviving company and other similar events. In addition, if the Company issues shares of Common Stock ("Additional Shares") without consideration or for consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares, the Conversion Price in effect immediately prior to each such issuance will automatically be adjusted to a price equal to the aggregate consideration received by the Company for such issuance divided by the number of Additional Shares so issued.


Exhibits

Exhibit       Description

4 Articles of Amendment to the Articles of Incorporation of RemoteMDx, Inc.
99.1 Promissory Note Issued to J. Lee Barton, dated February 6, 2006, in the principal amount of $500,000.
99.2 Promissory Note Issued to Mark Peterson, dated February 17, 2006, in the principal amount of $500,000.
99.3          Press Release dated March 23, 2006 (First Release)
99.4          Press Release dated March 23, 2006 (Second Release)


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      REMOTEMDX, INC.




                                      By:  /s/ Michael G. Acton
                                      -------------------------
                                      Michael G. Acton, Chief Financial Officer

Date: March 24, 2006


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